UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

Feldman Mall Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-118246	13-4284187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3225 North Central Avenue, Suite 1205 Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 602-277-5559

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Stratford Square Mall Acquisition

On December 30, 2004, a wholly owned subsidiary of Feldman Equities Operating Partnership, LP, the operating partnership subsidiary of Feldman Mall Properties, Inc. (the “Company”), entered into an agreement (the “Purchase Agreement”) with LaSalle Bank National Association (the “Seller”) to acquire a portion of the Stratford Square Mall in Bloomingdale, Illinois (the “Property”) for a purchase price of $93.1 million in cash. The Property includes the land and improvements commonly known as the Stratford Square Mall (the “Mall”) but does not include the land and improvements owned by the Mall’s six anchor tenants.

The Mall is a 1.3 million square foot super-regional mall located in DuPage County, a northwestern suburb of Chicago and has an overall occupancy of 90.4% with a shop occupancy of 68.7% (excluding temporary tenants). The Mall has six major anchor tenants including Kohl’s, Sears, Carson Pirie Scott (a unit of the Saks Department Store Group), Marshall Fields, JCPenney and Burlington Coat Factory.

The purchase of the Property was completed on the date of the Purchase Agreement.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

Please see the disclosure regarding the Stratford Square Mall Acquisition contained under Item 1.01 above, which is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Financing Arrangements

The acquisition of the Property was funded from the proceeds of the Company’s recent initial public offering. The Company has also obtained a new $75 million 3-year floating rate mortgage loan (the “Loan”) on the Property with 2 one-year extension options. The Loan bears interest at LIBOR plus 125 basis points.

The Loan is evidenced by, among other documents, a promissory note (the “Note”) and loan agreement, each dated January 5, 2005, and is secured by a mortgage on the Property. Monthly payments of interest only are due under the Note, with the outstanding principal amount due and payable on January 9, 2008. The Loan is prepayable, in whole, but not in part, on or after August 9, 2006, without penalty or premium. The Lender has the right to accelerate the Loan if payments are not made when due or upon the occurrence of any other event of default.

The Loan is non-recourse, subject to a customary “bad acts” guaranty provided by the Company. The Company has also agreed to indemnify the Lender against any and all claims and losses imposed upon or incurred by or asserted against Lender arising out of or relating to any hazardous environmental condition at the Property. In addition, Feldman Partners LLC has provided a “bottom dollar” guaranty related to the Loan limited to $8 million in principal amount.

ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Audited financial statements for the Property will be filed under cover of a Form 8-K/A as soon as practicable, but no later than 71 days after the date on which this initial Form 8-K is filed.

(b)	Pro Forma Financial Information.
Pro forma financial information for the Property will be filed under cover of a Form 8-K/A as soon as practicable, but no later than 71 days after the date on which this initial Form 8-K is filed.

(c)	Exhibits.
Exhibit 2.1	Purchase and Sale Agreement between LaSalle Bank National Association and FMP Stratford LLC dated December 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELDMAN MALL PROPERTIES, INC.

By:	/s/ Larry Feldman

Name: Larry Feldman
Title: Chairman and Chief Executive Officer

Date: January 5, 2005

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

Exhibit 2.1	Purchase and Sale Agreement between LaSalle Bank National Association and FMP Stratford LLC dated as of December 29, 2004.